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                          SENTIENT SYSTEMS TECHNOLOGY, INC.

                           1993 EMPLOYEE STOCK OPTION PLAN

                         (AS ASSUMED BY SUNRISE MEDICAL INC.)

1.   PURPOSE

     The purpose of the 1993 Employee Stock Option Plan (the "Plan") is to motivate and provide an incentive for selected employees of SUNRISE MEDICAL INC. (the "Company"), as successor to Sentient Systems Technology, Inc., and its subsidiaries, to exert their best efforts on behalf of their employer by enabling and encouraging such individuals to acquire a greater stock interest in the Company, thereby increasing their proprietary interest in the business, encouraging their continued service and promoting the interests of the Company and all its Stockholders.

2.   DEFINITIONS

          (a)  "Board" - the Board of Directors of the Company.

          (b)  "Common Stock" - the common stock of the Company.

          (c) "Fair Market Value" - the "fair market value" per share of Common Stock on a given date shall be determined by the Board with full authority and discretion, taking into account all factors customarily considered in determining fair market value.

          (d)  "Financial Statements" - the financial statements of the Company.

          (e) "Options" - grants of Options to purchase shares of Common Stock under the Plan. Options may be Incentive Stock Options, granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be Non-Qualified Stock Options. In no event shall tandem Incentive Stock Options/Non-Qualified Stock Options be granted, and the exercise of any Option hereunder shall not effect the right to exercise another Option. A Participant's Option Agreement shall specify whether the participant has been granted an Incentive Stock Option or a Non-Qualified Stock Option.

          (f) "Option Right" - the right to purchase a share of Common Stock upon exercise of an Outstanding Option.

          (g) "Outstanding Option" - at any time, an Option to purchase Common Stock granted by the Company pursuant to the Plan, whether or not such Option is at such time exercisable, to the extent that such Option at such time has not been exercised and has not terminated.

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          (h)  "Participants" - employees to whom Options have been granted under the Plan. When appropriate, and when the incapacity or death of a Participant does not terminate or limit his rights under the Plan, the term "Participant" shall also be deemed to refer, in the event of the death or incapacity of a Participant, to his legal representative.

          (i) "Employee" and "outstanding" have the meanings assigned to them in Section 422 or 424 of the Code.

3.   ADMINISTRATION

          (a) Administrative Committee. This Plan shall be administered by the Board, who are not entitled to participate in this Plan. The Board may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be made by an affirmative vote of a majority of the members of the Board at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board. Subject to the Company By-laws, all decisions made in selecting optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Company, shareholders, employees and optionees.

          (b) Option Agreement. Each Option shall be evidenced by an Option Agreement which shall contain such terms and conditions as may be approved by the Board, and shall be signed by an officer of the Company and the applicable Participant.

4.   EFFECTIVE DATE AND DURATION

     The Plan became effective as of March 12, 1993. Unless sooner terminated by the Board, the Plan will terminate on March 11, 2003, and no Options may be made or granted under the Plan after such date; however, shares issuable upon the exercise of Options granted on or prior to such date may be subsequently delivered or made to Participants in accordance with the terms and conditions applicable to their respective Options.

5.   ELIGIBILITY

     Only persons regularly employed on a full-time basis by the Company or its subsidiaries are eligible to receive Options. The Participants shall be selected from time to time by the Board, on the recommendation of the Officers of the Company, from among those eligible. No employee shall be granted an Incentive Stock Option if he personally owns voting stock having more than 10% of the total combined voting power of all classes of outstanding stock of the Company.


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6.   AMENDMENT AND TERMINATION OF THE PLAN

     The Board may at any time terminate the Plan, or from time to time make such amendments thereto, including additions or deletions, as the Board deems advisable, except that no amendment may adversely affect any Option previously made or granted to a Participant. No amendment shall be made, however, unless approved by the Stockholders of the Company, which would (a) increase the maximum number of shares as to which Options may be granted, (b) extend the period during which Options may be granted or made or (c) materially modify the requirements as to eligibility for participation in the Plan.

7.   MISCELLANEOUS PROVISIONS

          (a) Employment. No employee shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, or to limit the right of the Company or any subsidiary to terminate the employment of any Participant at any time, or to change the terms of such employment.

          (b) Nonalienation of Benefits. A Participant's rights and interests under the Plan may not be assigned or transferred, in whole or in part, either directly or by operation of law or otherwise (except as specifically provided by the Plan in the event of a Participant's death or pursuant to a Qualified Domestic Relations Order), including but not by way of limitation by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant shall be subject to any obligation or liability of such Participant.

          (c) Effect Upon Other Compensation Plans. The Plan and its operations shall not affect any other compensation or incentive plan in effect for the Company and its subsidiaries, and the Plan shall not preclude the Board from establishing any other forms of incentive or compensation for employees of the Company and its subsidiaries.

8.   STOCK SUBJECT TO THE PLAN; EFFECT OF REORGANIZATION.

          (a) Shares Which May Be Subject To Options Granted. Subject to adjustments made pursuant to subsection (b) of this Section 8, the total number of shares which may be granted under the Plan (which shares may be authorized but unissued shares or treasury shares) is Two Hundred and Twenty-Seven Thousand (227,000) shares of Common Stock. To the extent that any Options under the Plan shall expire or terminate, in whole or in part, without having been exercised, the number of shares subject thereto shall again become available for the granting of Options under the Plan and they may thus be reoptioned.


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          (b)  Effect of Reorganization.

               (i) In the event there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock or other securities of the Company for the outstanding Common Stock, or other similar event, the maximum number and class of shares subject to Options theretofore granted under the Plan and the price per share payable upon exercise of such Options shall be appropriately adjusted by the Board, whose determination shall be conclusive.

               (ii) If, prior to the expiration of any Option granted under the Plan, there shall be a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation, the holder of any then outstanding Option shall thereafter be entitled to receive, upon exercise of the unexercised portion of the Option, the same number and kind of shares, securities or other property (including cash) as he would have received had he exercised the unexercised portion of the Option immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing and with reference to the transactions described in the preceding sentence, any Participant may agree to the assumption of his Option by a corporation other than the Company or the substitution of a stock option of a corporation other than the Company for his Option.

9.   PROCEDURE FOR GRANTING OF OPTIONS AND RELATED MATTERS

          (a) Board to Make Determination. Subject to the terms, provisions and conditions of the Plan, the Board, shall (i) select the employees to whom Options shall be granted, (ii) determine whether a designated employee shall receive an Incentive Stock Option or a Non-Qualified Stock Option, (iii) determine the number of shares subject to each Option, (iv) determine the time or times when Options will be granted,
          (v) determine the time or times when each Option may be exercised within the limits stated in the Plan, and (vi) establish the fair market value of the shares. However, if the Board shall fail to designate the type of Option granted to any individual employee, such Option shall be an Incentive Stock Option. The appropriate officers of the Company shall prescribe the form, which shall be consistent with the Plan, of the instruments evidencing any Options granted hereunder.

          (b) Requisite Action by Participants. As a condition to the granting of an Option, each Participant shall be required to enter into an Option Agreement with the Company which shall contain such provisions consistent with the Plan as may be prescribed by the Board, including such restrictions as to the transferability of the shares to be issued upon the exercise of an Option as the Board may, in its discretion, deem appropriate. Such restrictions may be for the purpose of assuring


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          compliance with Federal and state securities laws (as contemplated by
          Section 13(d) hereof) or for other reasons deemed advisable by the Board.

          (c) Limitations. For all Incentive Stock Options granted under this Plan, the aggregate fair market value, determined at the time the Options are granted, of the Common Stock exercisable for the first time by any Participant during any calendar year shall not exceed $100,000. Such restriction shall not apply to Non-Qualified Stock Options granted under the Plan.

10.  OPTION PRICE

          (a) Incentive Stock Option. The purchase price per share of Common Stock under each Incentive Stock Option granted pursuant to the Plan shall not be less than the fair market value of the Common Stock at the time such Option is granted. The Board will undertake any procedures that it deems prudent under the circumstances and in good faith to determine the fair market value of the Common Stock at the time that each Incentive Stock Option is granted. This may include, but is not limited to, obtaining opinions or appraisals of the fair market value of the Common Stock from independent and qualified valuation experts.

          (b) Non-Qualified Stock Options. The purchase price per share of Common Stock under each Non-Qualified Stock Option granted pursuant to the Plan shall be no less than eighty-five percent (85%) of the fair market value of the Common Stock at the time that the Option is granted. The valuation procedures employed for granting Non-Qualified Stock Options shall be the same as those described under subsection
          (a) above.

          (c) Payment Terms. Payment for the stock purchased pursuant to an Option shall be in cash.

11.  DURATION OF OPTIONS

     Each Option granted under the Plan shall terminate not later than ten (10) years after the date on which it was granted. The Board may, in its discretion, provide a shorter period for any individual Option.

12.  NONTRANSFERABILITY OF OPTIONS

     No Option granted under the Plan shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and an Option may be exercised, during a Participant's lifetime, only by him.

13.  EXERCISE OF OPTIONS

          (a) Restrictions on Exercise. Each Option shall be exercisable according to terms set by the Board at the time of the grant. Unless otherwise provided in the


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          Option Agreement, an Option granted under the Plan shall be exercisable, prior to the expiration or termination of the Option, in whole at any time or in part from time to time. The Board may direct that an Option becomes exercisable in installments, which need not be annual installments, over a period which may be less than the term of the Option. At such time as an installment shall become exercisable, it may be exercised at any time thereafter, in whole or in part, until the expiration or termination of the Option. Only full shares which a Participant is entitled to purchase will be issued, and no fractional shares will be issued.

          (b) Exercise Sequence. Options granted under the Plan may be exercised by the Participants without regard to the date of the grant of any other Options granted under the Plan.

          (c) Notice of Exercise. A Participant may purchase shares pursuant to an Option granted under the Plan only by giving the Company written notice of his election to exercise the Option, specifying the number of shares to be purchased.

          (d) Registration. Each Option granted under the Plan shall be subject to the condition that if, at any time, in the opinion of counsel for the Company, the registration, listing or qualification of the shares covered by any Option under the Securities Act of 1933, as amended (the "Act"), upon any securities exchange or under any state law, or the consent or approval of any governmental regulatory body or the updating, amendment or revision of any registration statement, listing application or similar document, is required as a condition of, or in connection with, the purchase of shares under such Option, no such Option may be exercised unless and until such registration, listing, qualification, consent, approval, updating, amendment or revision shall have been effected or obtained free of any conditions not acceptable to the Board. The Board may, as a condition to the exercise by a Participant of an Option, require that the Participant agree in writing that he will not dispose of the shares to be acquired upon such exercise in a transaction which, in the opinion of counsel for the Company, would violate the Act and the rules and regulations promulgated thereunder. The Board shall have the authority to require additional agreements or impose additional conditions which it reasonably believes are necessary to assure compliance with Federal and state securities, other laws and general operation of the Company.

14.  TERMINATION OF EMPLOYMENT, DISABILITY, RETIREMENT OR DEATH

          (a) Exercise After Termination of Employment. If the employment of a Participant by the Company or a subsidiary shall terminate for any reason except death or disability, all unexercised Options of such Participant, and all rights to purchase shares pursuant thereto, shall terminate upon such termination of employment.

          (b) Exercise After Death. In the event of the death of a Participant while employed by the Company or a subsidiary, any Option granted to the Participant


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          may be exercised within one (1) year after his death by the legal representative of his estate, but only to the extent such Option was exercisable by the Participant at the date of his death and provided that the exercise would not occur later than the termination date of the Option.

          (c) Exercise After Disability. In the event of the termination of employment with the Company or a subsidiary by reason of the disability of a Participant, any Option granted to the Participant may be exercised within one (1) year after his termination of employment by the Participant or his legal representative, but only to the extent such Option was exercisable by the Participant at the date of such termination of employment and provided that the exercise would not occur later than the termination date of the Option.

          (d) Termination of Options. To the extent that any Option held by any Participant whose employment is terminated shall not have been exercised within the applicable periods hereinbefore provided, such Option, and all rights to purchase shares pursuant thereto, shall terminate.

15.  WITHHOLDING TAXES

     Upon the exercise of a Non-Qualified Stock Option, the Company shall have the right to withhold from a Participant's compensation, or require a Participant to remit sufficient funds to the Company, to satisfy any applicable withholding for income and employment taxes.

16.  USE OF PROCEEDS

     The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for any corporate purposes of the Company.






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